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                                                                   EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

eSoft, Incorporated
295 Interlocken Boulevard, Suite 500
Broomfield, Colorado 80021


We hereby consent to the incorporation by reference in the registration statement of eSoft, Inc. on Form S-3 (File Nos. 333-82247, 333-82619, 333-89401,333-91705 and 333-86737) and on Form S-8 (File Nos. 333-80151,
333-91163 and 333-91161) of our report dated March 1, 2000 on our audits of the consolidated financial statements of eSoft, Incorporated as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-KSB.




/s/ BDO Seidman, LLP
---------------------------------
BDO Seidman, LLP
Denver, Colorado
March 30, 2000